UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023 (April 12, 2023)

GUESS?, INC.

(Exact name of registrant as specified in its charter)

1-11893	Delaware	95-3679695
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2023, Guess?, Inc. (the “Company”) and certain of its subsidiaries amended (such amendment, “Amendment No. 1”) their amended and restated senior secured asset-based revolving credit facility with Bank of America, N.A., as agent and a lender and the other lenders party thereto to permit, among other things, the exchange and subscription offering and certain transactions related thereto referred to in Item 8.01 below.

In addition, each of Mr. Paul Marciano and Mr. Maurice Marciano (collectively, the “Marcianos”) entered into a voting agreement (each, a “Voting Agreement”) with the Company. Because repurchases by the Company of shares of its common stock in connection with the exchange and subscription offering referred to in Item 8.01 below have the effect of increasing by 1.79% (the “Increased Percentage”) the relative portion of the voting power of the Company represented by the aggregate amount of shares of the Company which each of the Marcianos has the power to vote as of the date of the Voting Agreements (the “Existing Shares”), the Voting Agreements collectively provide, with respect to stockholder actions having record dates after April 12, 2023, for a portion of the Existing Shares equal to the Increased Percentage to be voted in accordance with the votes of all of the stockholders of the Company other than the Marcianos. As a result of the Voting Agreements, the aggregate voting percentage that may be voted at the discretion of the Marcianos immediately before and immediately after the stock repurchases will be the same.

The foregoing descriptions of Amendment No. 1 and each Voting Agreement do not purport to be complete and are qualified in their entirety by reference to Amendment No. 1 and the Voting Agreements, respectively, filed as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and which are incorporated herein by reference.

Item 8.01	Other Events.

On April 13, 2023, the Company issued a press release relating to an exchange and subscription offering, whereby the Company offered to a limited number of holders of its 2.00% convertible senior notes due 2024 (the “Existing Convertible Notes”) and certain other investors (in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”)), to (i) exchange $184,856,000 aggregate principal amount of such holders’ Existing Convertible Notes for $161,400,000 aggregate principal amount of 3.75% convertible senior notes due 2028 (the “New Convertible Notes”) and cash, representing accrued and unpaid interest and other consideration on the Existing Convertible Notes and (ii) issue and sell to such holders $113,600,000 aggregate principal amount of the New Convertible Notes. In connection with the exchange and subscription offering, the Company also engaged in share repurchase transactions, whereby the Company agreed to repurchase 2,237,872 of its outstanding shares of common stock, $0.01 par value per share, for cash, at a price per share of $19.00. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes or the Company’s common stock, if any, issuable upon conversion of the New Convertible Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment Number One to Amended & Restated Loan, Guaranty and Security Agreement, dated as of December 20, 2022, by and among Guess?, Inc., Guess? Retail, Inc., Guess.com, Inc., Guess? Canada Corporation, the guarantors party thereto, Bank of America, N.A., as agent for the lenders, and each of the lenders party thereto.

10.2	Voting Agreement, dated April 12, 2023, among Guess?, Inc., Paul Marciano and the Paul Marciano Trust.

10.3	Voting Agreement, dated April 12, 2023, among Guess?, Inc., Maurice Marciano and the Maurice Marciano Trust.

99.1	Press Release, dated April 13, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2023	GUESS?, INC.

	By:	/s/ Dennis Secor
Dennis Secor
Interim Chief Financial Officer

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